STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

O'CONNOR FUND OF FUNDS: LONG/SHORT STRATEGIES LLC

Under Section 18-202 of the
Delaware Limited Liability Company Act

The undersigned, being the manager of the limited liability company under Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

FIRST:                           The name of the limited liability company is O'Connor Fund of Funds: Long/Short Strategies LLC (the "Company").

SECOND:                      The first certification of the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on September 4, 2002, as amended December 11, 2002, June 10, 2003, February 7, 2011 and April 28, 2011 is hereby deleted in its entirety and replaced with the following:

FIRST:           The name of the limited liability company is A&Q Long/Short Strategies Fund LLC (the "Company").

THIRD:                          All other provisions of the Certificate of Formation of the Company shall remain in effect.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on the 28th day of April 2014.

O'CONNOR FUND OF FUNDS: LONG/SHORT STRATEGIES LLC

By:	UBS ALTERNATIVE AND QUANTITATIVE INVESTMENTS LLC,
its Adviser

By:	/s/ Dylan Germishuys
	Name:	Dylan Germishuys
	Title:	Authorized Person